UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2009

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On April 3, 2009, AsiaInfo Holdings, Inc. (the “Company”) entered into a Termination Agreement with CITIC Capital MB Investment Limited (“CITIC”) and PacificInfo Limited (“PacificInfo”) to effect the termination of that certain Strategic Investors’ Agreement (the “Agreement”), dated as of November 29, 2006, by and among the Company, CITIC and PacificInfo. A copy of the Agreement was attached as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2006. CITIC currently holds approximately 9.16% and PacificInfo currently holds approximately 5.09%, respectively, of the Company’s outstanding shares of common stock. PacificInfo is wholly-owned by Mr. Edward Tian, a founder and stockholder of the Company and a member of its board of directors.

The Agreement was originally entered into in connection with CITIC’s and PacificInfo’s acquisition of outstanding common stock of the Company in 2006 from Warburg, Pincus Ventures L.P. and Warburg, Pincus Ventures International L.P. (collectively, “Warburg”) in a privately negotiated transaction. The Agreement provided CITIC and PacificInfo with certain specified registration rights, provided transfer restrictions during a specified period on the shares CITIC and PacificInfo acquired from Warburg, provided CITIC with the right to nominate a member of the Company’s board of directors, and provided the Company with a right of first offer to buy back the shares from CITIC or PacificInfo under certain circumstances. The Company has been engaged in ongoing discussions with CITIC regarding various alternatives for CITIC to sell its shares of Company stock, including a sale of the shares pursuant to a registered resale, the repurchase of the shares by the Company, and sales of the shares pursuant to Rule 144. Each of CITIC and PacificInfo have informed the Company that it does not currently wish to sell its shares pursuant to a registered resale transaction and the Company has informed CITIC and PacificInfo that it has determined not to repurchase the shares held by CITIC or PacificInfo at this time. The parties have therefore agreed to terminate the Agreement.

Item 8.01.	Other Events

On April 8, 2009, the Company filed a request for withdrawal of its Registration Statement on Form S-3 filed on December 23, 2008. The Company desires to withdraw the Registration Statement because it no longer serves any purpose, since the selling stockholder named in the Registration Statement has agreed to terminate its rights under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: April 8, 2009	By:	/s/ Wei Li
	Name:	Wei Li
	Title:	Executive Vice President and Chief
Financial Officer